UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

METHODE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2090085

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois	60706

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered NONE	Name of each exchange on which each class is registered NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: NOT APPLICABLE.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.50 per share (formerly Class A Common Stock, par value $.50 per share)
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This Amendment No. 2 to the Registration Statement on Form 8-A (File No. 000-02816) is being filed with the Securities and Exchange Commission by Methode Electronics, Inc. solely to add an exhibit to the Registration Statement.

Item 2. Exhibits.

2.1	Restated Certificate of Incorporation of Methode Electronics, Inc. (incorporated herein by reference to Annex A to the Definitive Proxy Statement filed with the Commission on December 2, 2003).

2.2	By-Laws of Methode Electronics, Inc. Amended and Restated as of January 8, 2004 (incorporated herein by reference to Exhibit 99.1 to Form 8-K filed with the Commission on January 9, 2004).

2.3	Certificate of Merger Merging Methode Merger Corporation into Methode Electronics, Inc., filed with the State of Delaware on January 8, 2004 (incorporated herein by reference to Exhibit 2.3 to Form-8A/A filed January 14, 2004).

2.4	Specimen of Common Stock Certificate (filed herewith).

2.5	Rights Agreement dated as of January 8, 2004 between Methode Electronics, Inc. and Mellon Investor Services LLC, which includes as Exhibit A thereto, the Certificate of Designation of Series A Junior Participating Preferred Stock of Methode Electronics, Inc.; as Exhibit B thereto, the Form of Right Certificate; as Exhibit C thereto, the Summary of Rights to Purchase Preferred Shares (incorporated herein by reference to Exhibit 2.1 to Form 8-A filed with the Commission on January 8, 2004).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 1, 2005

METHODE ELECTRONICS, INC.
By:	/s/ Douglas A. Koman
Douglas A. Koman
Vice President, Corporate Finance